UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2006

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant's Business and Operations
Item 1.01  Entry into a Material Definitive Agreement

Blackhawk Capital Group BDC, Inc., a Delaware corporation (the “Blackhawk”) has retained Sanders Morris Harris Inc., a Texas corporation ("SMH") to act as financial adviser and placement agent to raise equity capital for Blackhawk pursuant to an agreement dated October 31, 2006 ("SMH Agreement"). SMH intends to solicit interest from a limited number of potential investors who are "accredited investors" in connection with raising equity capital for Blackhawk. Pursuant to the SMH Agreement, SMH will attempt to raise a maximum of $5 million in equity capital for Blackhawk. In return for SMH's services, Blackhawk will pay SMH a cash fee equal to nine percent (9%) of any securities placed by SMH (consisting of a two percent (2%) advisory fee and seven percent (7%) placement agent fee). Blackhawk must also reimburse SMH for its expenses. The SMH Agreement has a term of one (1) year, and may be extended for a period up to (1) year, and contains customary indemnification and confidentiality provisions.

Blackhawk has engaged Barak Asset Management, LLC, a New York limited liability company ("Barak"), and an investment adviser registered under the Investment Advisers Act of 1940, as amended, to serve as an investment adviser to Blackhawk and manage its portfolio of investments. Barak was formed by Sharon Highland in 2006. From 2002 to 2006, Ms. Highland was Director of Product Development and Management in the Private Client Group for managed accounts, open and closed-end funds at BlackRock. From 1997 to 2002, she was Senior Vice President and Head of Wrap Fee Investments at PIMCO Allianz. Barak’s engagement is pursuant to an investment advisory management agreement dated October 31, 2006, with a one-year term (extendable for one year periods) subject to Blackhawk's right to terminate upon sixty (60) days notice, and has fees ranging from 0.50% to 1.80% of assets managed. Barak will manage assets of Blackhawk on a non-exclusive basis consistent with Blackhawk's business development company (“BDC”) investment guidelines and policies and consistent with the BDC provisions under the Investment Company Act of 1940, as amended.

Blackhawk has entered into a subadvisory agreement dated September 12, 2006 with Robert S. Tull, Jr. for a three-year term. Mr. Tull is Managing Director of Macro Securities. Prior to this, from 2000 to 2005, he was Vice President of New Product Development at the American Stock Exchange. Before this, he was Managing Director and Chief Operating Officer at Deutsche Bank USA. Prior to joining Deutsche Bank, Mr. Tull spent 14 years at Morgan Stanley. Mr. Tull will advise the Blackhawk Board of Directors on investments and have the following duties: advising Blackhawk’s Board of Directors on investment decisions and strategies, coordinating investment diversification in the strategies and analyzing investment opportunities with Blackhawk's investment adviser and having an advisory position on Blackhawk's Investment Commitment Committee (as of the date of the this Form 8-K, this Committee had not yet been formed). Pursuant to the advisory agreement, the Blackhawk board of directors will determine Mr. Tull’s compensation when it closes a private placement offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2006	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala
Chief Executive Officer